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Exhibit 23.1

        Our ref ANZ03-forms8consenltr-L110403-LN

The Board of Directors
Australia and New Zealand Bankng Group Limited

11 April 2003

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 and the Prospectuses relating to the ANZ Employee Share Acquisition Plan and the ANZ Share Option Plan of our report dated 4 November 2002 appearing on page 107 to the Annual Report on Form 20-F. This report relates to the consolidated statememts of financial position of the Australia and New Zealand Banking Group Limited as at 30 September 2002 and 2001, and the related statements of financial performance, changes in shareholders, cashflows and accompanying notes to the financial statements for each of the years in the three year period ended 30 September 2002, which appears in the 2002 Financial Report of the Australia and New Zaaland Banking Group Limited.

We take no responsibility for any other material included in Form S-8.

Yours sincerely

Peter Nash
 Partner

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  Exhibit 23.1